EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

TABLE OF CONTENTS

Page
Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2013 and 2012	3

Balance Sheet as of September 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the nine months ended September 30, 2013 and 2012	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2013	2012	2013	2012

Operating Revenues	$43,585	$47,884	$271,555	$217,714

Operating Expenses
Operation
Natural gas purchased	17,554	24,339	157,551	116,461
Operation and maintenance	17,584	15,242	48,021	45,019
Depreciation and amortization	8,174	7,824	25,768	24,784
Taxes - other than income taxes	3,732	3,739	15,670	14,299
Total Operating Expenses	47,044	51,144	247,010	200,563
Operating Income	(3,459)	(3,260)	24,545	17,151

Other Income and (Deductions), net	(99)	22	(553)	1,436

Interest Charges, net
Interest on long-term debt	2,763	2,630	7,823	7,892
Other interest, net	358	93	1,244	349
	3,121	2,723	9,067	8,241
Amortization of debt expense and redemption premiums	43	44	130	132
Total Interest Charges, net	3,164	2,767	9,197	8,373

Income (Loss) Before Income Taxes	(6,722)	(6,005)	14,795	10,214

Income Taxes	(1,986)	(1,992)	4,999	4,349

Net Income (Loss)	(4,736)	(4,013)	9,796	5,865
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	26	39	65

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(4,749)	$(4,039)	$9,757	$5,800

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2012	2013	2012

Net Income (Loss)	$(4,736)	$(4,013)	$9,796	$5,865
Other Comprehensive Income (Loss), net	-	-	-	(89)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	26	39	65
Comprehensive Income (Loss)	$(4,749)	$(4,039)	$9,757	$5,711

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$1,073	$6,636
Accounts receivable less allowance of $5,100 and $5,300, respectively	45,145	67,122
Intercompany receivable	7,500	3,000
Unbilled revenues	4,982	20,425
Current regulatory assets	15,161	18,683
Natural gas in storage, at average cost	46,085	43,938
Deferred income taxes	3,988	4,719
Prepayments	3,574	1,284
Other	2,490	2,162
Total Current Assets	129,998	167,969

Other investments	1,347	1,444

Net Property, Plant and Equipment	451,315	438,444

Regulatory Assets (future amounts owed from customers through the ratemaking process)	114,562	124,477

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,127	1,257
Deferred income taxes	7,181	9,680
Goodwill	79,341	79,341
Other	1,340	399
Total Deferred Charges and Other Assets	88,989	90,677

Total Assets	$786,211	$823,011

BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$27,118	$43,386
Accounts payable	27,490	43,418
Accrued liabilities	19,235	17,862
Current regulatory liabilities	2,944	2,150
Taxes accrued	8,360	5,697
Interest accrued	3,012	2,984
Total Current Liabilities	88,159	115,497

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	159,496	141,432

Other Noncurrent Liabilities
Pension accrued	58,727	73,867
Other post-retirement benefits accrued	17,993	20,600
Other	7,790	7,740
Total Other Noncurrent Liabilities	84,510	102,207

Commitments and Contingencies

Capitalization
Long-term debt	105,131	111,617

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	338,446	351,546
Accumulated deficit	(23,204)	(32,961)
Accumulated other comprehensive income	100	100
Net Common Stock Equity	348,575	351,918

Total Capitalization	454,046	463,875

Total Liabilities and Capitalization	$786,211	$823,011

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash Flows From Operating Activities
Net Income	$9,796	$5,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,898	24,916
Deferred income taxes	231	4,210
Pension expense	7,250	4,881
Deferred purchased gas	13,705	10,513
Other non-cash items, net	4,057	5,574
Changes in:
Accounts receivable, net	22,177	(8,472)
Unbilled revenues	15,443	11,417
Prepayments	(2,290)	515
Natural gas in storage	(2,147)	9,183
Accounts payable	(17,546)	(17,215)
Accrued pension	(21,590)	(16,977)
Taxes accrued	2,663	(3,569)
Accrued liabilities	1,373	1,573
Other assets	(1,268)	2,699
Other liabilities	(3,305)	(719)
Total Adjustments	44,651	28,529
Net Cash provided by Operating Activities	54,447	34,394

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(22,467)	(21,065)
Intercompany receivable	(4,500)	(3,000)
Other	96	279
Net Cash used in Investing Activities	(26,871)	(23,786)

Cash Flows from Financing Activities
Payment of common stock dividend	-	(9,600)
Distribution of capital	(13,100)	-
Payments on long-term debt	(20,000)	(5,000)
Other	(39)	(65)
Net Cash used in Financing Activities	(33,139)	(14,665)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,563)	(4,057)
Balance at beginning of period	6,636	5,612
Balance at end of period	$1,073	$1,555

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$3,154	$1,871

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2012	10,634,436	$33,233	$351,546	$(32,961)	$100	$351,918

Net income				9,796		9,796
Distribution of capital			(13,100)			(13,100)
Preferred stock dividends, noncontrolling interests				(39)		(39)
Balance as of September 30, 2013	10,634,436	33,233	338,446	(23,204)	100	348,575